Exhibit 21.1
SUBSIDIARIES OF GLOBAL EMPLOYMENT HOLDINGS, INC.
     The table below sets forth all subsidiaries of Global Employment Holdings, Inc. and the state or other jurisdiction of incorporation of each subsidiary.

State of
Subsidiary	Incorporation
Global Merger Corp(1)	CO
Global Employment Solutions, Inc.(2)	CO
Excell Personnel Services, Inc.(3)	IL
PD Quick Temps Inc.(4) (inactive)	PA
Friendly Advanced Software Technology, Inc.(3)	NY
Main Line Personnel Service, Inc.(3)	PA
Southeastern Personnel Management, Inc.(3)	FL
Southeastern Staffing, Inc.(3)	FL
Bay HR, Inc.(5)	FL
Placer Staffing, Inc.(5) (inactive)	CA
Southeastern Georgia HR, Inc.(5)	GA
Southeastern Staffing II, Inc.(5)	FL
Southeastern Staffing III, Inc.(5)	FL
Southeastern Staffing IV, Inc.(5)	FL
Southeastern Staffing V, Inc.(5)	FL
Southeastern Staffing VI, Inc.(5)	FL
Temporary Placement Service, Inc.(3)	GA

(1)	Wholly-owned subsidiary of Global Employment Holdings, Inc.

(2)	Majority-owned subsidiary of Global Merger Corp

(3)	Wholly-owned subsidiary of Global Employment Solutions, Inc.

(4)	Wholly-owned subsidiary of Excell Personnel Services, Inc.

(5)	Wholly-owned subsidiary of Southeastern Staffing, Inc.